Exhibit 99.1

May 11, 2016

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has declared a dividend in the amount of $316 per preferred share of stock, representing property operations for the quarter ended March 31, 2016. The dividend will be payable on May 12, 2016, and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 860,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 65% leased at the end of the first quarter of 2016, which represents the highest leased level since mid-2012. During the quarter, the Company signed a new lease with the Consulate of Hungary for approximately 4,745 square feet and signed a new lease with F&J Solutions for approximately 4,220 square feet. Subsequent to quarter end, the Company executed a renewal with The Simons Group for approximately 1,593 square feet and finalized an expansion with Stan Johnson Company for approximately 2,759 square feet.

The recently added amenities to the Property have been very well received by both existing and prospective tenants. Management believes that the new amenities have boosted leasing activity at the Property from a much wider range of small and mid-sized companies. The new amenities include a conference center, Wi-Fi lounge and management office on the second floor (adjacent to the fitness center) and are now available to occupants of the Property. Management believes that these types of amenities will continue to be popular with prospective tenants and critical for office buildings to attract the significant number of technology companies seeking flexible and modern working spaces in an urban environment. In addition, Bake for Me, a café and bakery food service in the main lobby, which provides breakfast, coffee and lunch options from early morning to mid-afternoon has been warmly received by occupants and visitors.

The downtown office market (“central business district”) has witnessed meaningful net absorption since 2013, which has reduced the overall Chicago vacancy rate. According to CBRE, the office vacancy in downtown Chicago was approximately 11.8% as of March 31, 2016, decreasing from roughly 13.2% as of December 31, 2014 and from approximately 14.4% as of December 31, 2013. Despite that overall trend downtown, office buildings in the East Loop, the Property’s specific submarket within the central business district, have not benefited from the same level of demand. As of March 31, 2016, the vacancy rate for Class “A” and Class “B” buildings in the East Loop was approximately 14.4% according to CBRE. In addition, during the past several years, a number of buildings in the East Loop have either undergone repositioning with significant capital improvement upgrades or have been sold. Management believes that many of the new owners have a relatively short-term hold strategy that employs an aggressive leasing approach, with extremely high concessions intended to attract large tenants in anticipation of a quick sale. As a result, competition for signing new tenants in the East Loop has become increasingly fierce.

401 Edgewater Place - Wakefield, MA 01880-6207 - 800-950-6288

FSPInvestments@franklinstreetproperties.com

Although the level of concessions required to attract and commit tenants has spiked to an all-time high, management is encouraged by the recent trend of rising rental rates in the East Loop which, in turn, could translate into a competitive advantage and increase the desirability of the Property.

Management continues to be very focused on leasing the Property’s remaining existing vacancy. Although plenty of work remains to completely stabilize the Property, we believe that the Company has sufficient capital to fund the estimated tenant improvement costs and leasing commissions that will be required. We expect a similar level of dividend distributions in future periods until occupancy levels at the Property more fully recover, and we have a better idea of the Property’s actual future capital and leasing needs. We cannot guarantee the future payment of dividends or the amount of any such dividends.

Management will continue to closely monitor the Property’s performance and market conditions and evaluate future opportunities for the Property, including a possible sale. In that regard, management is currently asking certain qualified commercial real estate brokers to give the Company proposals and estimated pricing ranges on a possible sale of the Property in the current market. Any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and approval by a majority of the holders of the Company’s preferred stock.

It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors. If successful in re-leasing more of the remaining vacancy under favorable terms, the opportunity for dividends and/or a sale of the Property at an attractive price continue to be targeted objectives.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services; Lara Ryan, Investor Services Manager or Michelle Sullivan, Investor Services Specialist, with any questions you may have.

George J. Carter

President – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$24,416
3/31/2014	$0	$0	0.0%
6/30/2014	$0	$0	0.0%
9/30/2014	$0	$0	0.0%
12/31/2014	$0	$0	0.0%
2014				$24,416
3/31/2015	$0	$0	0.0%
6/30/2015	$0	$0	0.0%
9/30/2015	$0	$0	0.0%
12/31/2015	$0	$0	0.0%
2015				$24,416
3/31/2016	$316	$698,360	1.3%
2016				$24,732

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.